Exhibit 3.4

JOINDER AGREEMENT

This Joinder Agreement ("Joinder"), dated as of June 12, 2026, is made by MORGAN STANLEY ETHEREUM TRUST (the "New Trust") and is acknowledged and consented to by AGS TRUSTEES LIMITED ("AGS").

RECITALS

A. AGS and the trusts listed on Appendix A to the Agreement (as defined below) are parties to that certain Trustee Services Agreement dated as of March 25, 2026 (as may be amended from time to time, the "Agreement").

B. New Trust desires to become a party to the Agreement as an additional Trust thereunder and to be added to Appendix A of the Agreement.

C. AGS is willing to consent to New Trust becoming a party to the Agreement on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, New Trust and AGS agree as follows:

1. Joinder to Agreement. New Trust hereby becomes a party to the Agreement as a Trust and agrees to be bound by all terms, conditions, covenants, and obligations of the Agreement as if New Trust were an original signatory thereto. All references to " Trust " in the Agreement shall include New Trust.

2. Addition to Appendix A. Appendix A to the Agreement shall be deemed amended to add the following: Morgan Stanley Ethereum Trust

3. Representations and Warranties. New Trust hereby makes the same representations and warranties to AGS as were made by the original Companies under the Agreement, which representations and warranties are made as of the date of this Joinder.

4. Effective Date. This Joinder shall become effective upon execution by New Trust and receipt of AGS’s written consent as evidenced by AGS’s execution below.

5. Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the Cayman Islands.

6. Counterparts. This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Joinder as of the date first written above.

MORGAN STANLEY ETHEREUM TRUST

By: Morgan Stanley Investment Management Inc., as Sponsor

By:	/s/ Scott Steel
Name:	Scott Steel
Title:	MD
Date:	June 4, 2026

ACKNOWLEDGED AND CONSENTED TO:

AGS TRUSTEES LIMITED

By:	/s/ Timothy Evans
Name:	Timothy Evans
Title:	Authorised signatory
Date:	June 8th, 2026

By:	/s/ Maria Solas
Name:	Maria Solas
Title:	Authorised signatory
Date:	June 8th, 2026

(1) AGS TRUSTEES LIMITED

(2) THE MORGAN STANLEY FUNDS AS LISTED ON APPENDIX A

TRUSTEE SERVICES AGREEMENT

THIS AGREEMENT is dated March 25, 2026 and takes effect from the Commencement Date.

PARTIES

(1)	AGS TRUSTEES LIMITED, a company incorporated in the Cayman Islands having its registered office at PO Box 500, Suite 210, 2nd Floor, Windward III, Regatta Office Park, Grand Cayman, KY1–1106, Cayman Islands, (AGS); and

(2)	The Morgan Stanley Funds as listed on Appendix A, each a statutory trust formed under the laws of the State of Delaware (each, the Trust). CSC Delaware Trust Trust, a Delaware trust company, acts as the trustee of each Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act. CSC Delaware Trust Trust serves as trustee of each Trust and has a principal place of business located at 251 Little Falls Drive, Wilmington, DE 19808, Attn: Corporate Trust.

AGREED TERMS

1.	INTERPRETATION

1.1	The following terms and expressions in this Agreement shall have the following meanings:

(a)	Documents: the documents set out in Schedule 3;

(b)	Fees: the fees set out in Schedule 2;

(c)	Services: the services set out in Schedule 1;

(d)	Trust: each trust added to this Agreement by way of the Joinder Agreement;

(e)	us: AGS and, where the context permits, directors, officers, employees, agents, appointees, designates or consultants of AGS, and “We” and “Our” shall be construed accordingly; and

(f)	you: the Trust and “Your” shall be construed accordingly.

1.2	Any references to this Agreement or any Schedule hereto shall be construed as a reference to such document as amended, varied, modified, supplemented, restated or novated from time to time.

1.3	The Schedules hereto form part of this Agreement and shall have the same force and effect as if they were expressly set out in the body of it. In the event of any inconsistency between the Schedules and the specific provisions set out herein the latter shall prevail.

2.	APPOINTMENT

2.1	The Trust hereby appoints and retains AGS to provide, or procure the provision of, the Services subject to and in accordance with this Agreement from March 25, 2026 (Commencement Date).

2.2	AGS Trustees Limited is licensed as a Trust and Corporate Services Provider by the Cayman Islands Monetary Authority. The Cayman Islands Monetary Authority can be contacted at PO Box 10052, SIX, Cricket Square, Grand Cayman, KY1-1001, or by telephone at 1 (345) 949-7089.

3.	REMUNERATION

3.1	The Trust shall pay to AGS the Fees set out in Schedule 2 as amended from time to time in compliance with this Agreement.

4.	COSTS AND EXPENSES

4.1	In addition to the fees set out in clause 3 above, the Trust shall reimburse to AGS:

(a)	the reasonable cost of faxes, telephone calls and couriers properly incurred by AGS in the course of carrying out its duties hereunder;

(b)	all other out-of-pocket expenses reasonably incurred by AGS in furtherance of its duties under this Agreement.

4.2	AGS may refer any legal question in relation to the Trust Agreement and the exercise by AGS of any discretion vested in it to such attorney or attorneys-at-law as AGS may from time to time select. Subject to Section 9 below, AGS may act on any advice or opinion given by such attorney or attorneys-at-law without being responsible for the correctness thereof or for any result that may follow from so doing. The Trust agrees to reimburse AGS on demand for all such legal costs and expenses properly incurred by AGS.

5.	DOCUMENTS

The Trust shall provide to AGS the Documents set out in Schedule 3 in accordance with the terms set out herein.

6.	TERMINATION

This Agreement shall terminate in accordance with the terms of the Trust Agreement.

7.	ASSIGNMENT

This Agreement may not be assigned by either party without the prior written consent of the other party, which shall not be unreasonably withheld.

8.	NOTICES

Any notice to be given hereunder shall be in writing and may be served by courier or personal delivery at or posted by prepaid airmail post or emailed to the following addresses:

(a)	the Trust at:

Address: CSC Delaware Trust Trust

251 Little Falls Drive, Wilmington, DE 19808

Attn: Corporate Trust.

With a copy to:

Morgan Stanley Investment Management Inc.

1585 Broadway

New York, NY 10036

Attn: Clare Wlodarczyk

Email: Clare.Wlodarczyk@morganstanley.com

(b)	AGS at:

Address: AGS Trustees Limited, Suite 210, 2nd Floor, Windward III, Regatta Office Park

Grand Cayman, PO Box 500 KY1-1106 CAYMAN ISLANDS

Email: cayman@global-ags.com

Notices shall be deemed to be delivered, when sent by courier or personal delivery, on receipt, when sent by prepaid airmail post, seven (7) days after mailing and when sent by email, on the business day (at the place of the recipient) after being sent.

9.	INDEMNITIES

9.1	AGS shall not be liable for any loss, costs, expenses or damage whatsoever which the Trust may sustain or suffer as a result of or in the course of the discharge of its duties hereunder other than loss or damage arising by reason of the fraud, gross negligence, bad faith or willful misconduct of AGS.

9.2	The Trust shall indemnify AGS against all actions, suits, proceedings, claims, demands, costs and expenses which may be made against AGS in respect of any loss or damage sustained or suffered by any third party in connection with the provision of the Services or the performance of this Agreement, otherwise than by reason of the fraud, gross negligence, bad faith or willful misconduct of AGS as aforesaid. The Trust shall advance any expenses incurred by AGS in defending the relevant proceedings. AGS shall reimburse and hereby indemnifies the Trust for any such advances in the event that a judgment is given against AGS which finds it to have acted fraudulently or with gross negligence, bad faith or willful misconduct.

10.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands to the exclusive jurisdiction of whose courts the parties hereto hereby submit and no proceedings shall be brought in the courts of any other jurisdiction.

11.	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed originals and all of which together shall constitute one and the same instrument.

12.	Addition of Companies

Additional trusts sponsored by Sponsor may become parties to this Agreement as additional Companies by executing and delivering to AGS a Joinder Agreement substantially in the form attached hereto as Appendix B.

Upon execution of such Joinder Agreement and AGS’s written consent thereto (not to be unreasonably withheld, conditioned or delayed), such trust shall become a Trust under this Agreement and shall be bound by all terms and conditions hereof and Appendix A shall be deemed automatically amended to include such additional Trust without further action by any party.

IN WITNESS WHEREOF the Parties have duly executed this Agreement on the date stated at the beginning of it.

[signatures follow on next page]

SIGNATORIES

EXECUTED for and on behalf of AGS TRUSTEES LIMITED	)
)
	)	By:	/s/ Timothy Evans

		Name:	Timothy Evans

		Position:	Authorised Signatory

)
)
	)	By:	/s/ Maria Solas

		Name:	Maria Solas

		Position:	Authorised Signatory

In the presence of:

Witness signature

Name:

Address:

Occupation:

EXECUTED for and on behalf of MORGAN STANLEY BITCOIN TRUST	)
)
	)	By:	/s/ Scott Steel

		Name:	Scott Steel

		Position:	Managing Director of the Delegated Sponsor
In the presence of:

/s/ Clare E. Wlodarczyk
Witness signature

Name: Clare E. Wlodarczyk

Address: 1585 Broadway, New York, NY 10036

Occupation: Executive Director of the Delegated Sponsor

SCHEDULE 1

SERVICES

In this Schedule the following terms shall have the meaning given to them below:

Proper Instructions means written, cabled, fax or email instructions or instructions given by any other means of electronic transmission in a readable form in respect of any of the matters referred to in this Agreement signed or sent or purported to be signed or sent by such one or more person(s) as you shall from time to time have authorised to give the particular class of instruction in question. In instances indicated in advance by You, and agreed with AGS, AGS may also act pursuant to instructions by telephone given or purported to be given by designated persons and such telephonic instructions shall be deemed to be Proper Instructions;

“Delegation Agreement” means and the Delegation of Trustee Duties Agreement dated March 25, 2026, 2026 between AGS and Morgan Stanley Investment Management Inc.

Trust Agreement means each Trust Agreement setting forth the terms of the relevant trust as amended from time to time pursuant to which AGS has agreed to be designated “Cayman Trustee”:

Name	Entity Type
Morgan Stanley Bitcoin Trust	Delaware Statutory Trust

(together the ETFs).

During the continuance of this Agreement, and provided always that Proper Instructions have been given (as appropriate) and that the requisite information and funds to enable us to do so are available and provided to us as required at the relevant time, we shall:

1.	provide or procure the provision of the services to the trust as described in more detail in the Trust Agreement and the Delegation Agreement. AGS acknowledges that it has entered into the Delegation Agreement pursuant to which AGS has delegated certain of its duties under the Trust Agreement (the "Delegated Duties") to the Delegated Sponsor.

2.	where AGS's approval or consent is required under the Delegation Agreement, promptly consider any request for such approval or consent and act in good faith in determining whether to grant or withhold the same, provided that AGS shall not unreasonably withhold or delay any approval or consent that is required for the Delegated Sponsor to perform the Delegated Duties in accordance with the Trust Agreement;

3.	generally carry out such other duties in connection with the operation of the trust as may be incidental to the provision of the Services and perform all such other functions in relation to the trust as shall be agreed in writing between you and us from time to time; and

4.	provide and maintain all administrative services, office staff and non-exclusive accommodation reasonably required for the due performance of its duties under this Agreement.

SCHEDULE 2

FEES

AGS shall be entitled to receive from the Trust for the Services to be provided:

1.	A one-time AGS onboarding fee of USD $1,500 per trust payable within 60 days of the Commencement Date;

2.	Commencing on the Commencement Date, a fee of USD $20,000 per annum per trust (or pro rata for lesser periods on a monthly basis and with such initial payment to be payable within 60 days of the Commencement Date) payable in advance by 1 January in each calendar year locked in until 31 December 2027; and

3.	Normalization of a per annum fee per trust after 31 December 2027 will be as follows:

•	AUM over USD $150 MM - $27,500 USD
•	AUM over USD $300 MM - $35,000 USD
•	AUM over USD $400 MM - $50,000 USD

4.	Should AGS be required to spend in excess of 20 hours per calendar year to discharge its duties under this Agreement, AGS shall charge the Trust for the provision of its services over and above the 20-hour threshold on a time spent basis at such rate(s) from time to time in effect and notified to the Trust. AGS shall maintain a record of its time spent each calendar year and notify the Trust, in writing and as soon as practicable, when AGS has spent approximately 15 hours of its time in a given year discharging its duties for a trust and again when, and if, AGS has spent approximately 20 hours of time in a given year discharging its duties for a trust.

The annual fee may be increased by AGS from time to time by agreement with the Trust.

SCHEDULE 3

DOCUMENTS

1.	All agreements with other service providers, including without limitation the administrator and the custodian (if any).

2.	Each Trust Agreement

3.	The Delegation Agreement

4.	Other information, correspondence or materials provided to unitholders, including marketing materials, performance reports and financial information.

5.	Financial Information, including periodic unaudited and audited financial reports and copies of the draft annual financial statements at least three full working days prior to the Board meeting to approve such financial statements, in order to allow for proper review and response to queries.

6.	Any material operational information.

7.	Letters or other communication received from a regulator and/or legal counsel providing terms and conditions of regulatory license or applicable exemption.

APPENDIX A

COMPANIES

Morgan Stanley Bitcoin Trust

APPENDIX B

FORM OF JOINDER AGREEMENT

This Joinder Agreement ("Joinder"), dated as of __________, 20__, is made by _________________________ (the "New Trust") and is acknowledged and consented to by (1) AGS TRUSTEES LIMITED ("AGS").

RECITALS

A. AGS and the trusts listed on Appendix A to the Agreement (as defined below) are parties to that certain Trustee Services Agreement dated as of [•] (as may be amended from time to time, the "Agreement").

B. New Trust desires to become a party to the Agreement as an additional Trust thereunder and to be added to Appendix A of the Agreement.

C. AGS is willing to consent to New Trust becoming a party to the Agreement on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, New Trust and AGS agree as follows:

1. Joinder to Agreement. New Trust hereby becomes a party to the Agreement as a Trust and agrees to be bound by all terms, conditions, covenants, and obligations of the Agreement as if New Trust were an original signatory thereto. All references to " Trust " in the Agreement shall include New Trust.

2. Addition to Appendix A. Appendix A to the Agreement shall be deemed amended to add the following: [New Trust Name]

3. Representations and Warranties. New Trust hereby makes the same representations and warranties to AGS as were made by the original Companies under the Agreement, which representations and warranties are made as of the date of this Joinder.

4. Effective Date. This Joinder shall become effective upon execution by New Trust and receipt of AGS’s written consent as evidenced by AGS’s execution below.

5. Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the Cayman Islands.

6. Counterparts. This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Joinder as of the date first written above.

[NEW TRUST NAME]

By: Morgan Stanley Investment Management Inc., as Sponsor

By:
Name:
Title:
Date:

ACKNOWLEDGED AND CONSENTED TO:

AGS TRUSTEES LIMITED

By:
Name:
Title:
Date: